As filed with the Securities and Exchange Commission on March 6, 2013
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PTC INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

2000 Equity Incentive Plan
(Full title of Plan)

Aaron C. von Staats
Corporate Vice President, General Counsel & Secretary
Parametric Technology Corporation
140 Kendrick Street
Needham, Massachusetts 02494
(Name and address of agent for service)

(781) 370-5000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	7,604,822 shares	$23.11(1)	$175,731,259(1)	$23,970

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the NASDAQ Global Select Market on March 1, 2013.

Statement Regarding Incorporation by Reference from Effective Registration Statement

Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of PTC Inc. (formerly Parametric Technology Corporation, herein “PTC”) filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2000 (Commission File No. 333- 30516) (the “Original Registration Statement”), relating to the registration of 4,600,000 shares of PTC’s Common Stock, $.01 par value per share (the “Common Stock”), authorized for issuance under PTC’s 2000 Equity Incentive Plan (the “2000 EIP”), is incorporated by reference in its entirety herein.  We have filed four additional Registration Statements on Form S-8 with the Commission relating to the registration of additional shares of Common Stock for issuance under the 2000 EIP since the filing of the Original Registration Statement:  one on May 20, 2005 relating to the registration of 5,200,000 additional shares (Commission File No. 333-125108) (the “May 2005 Registration Statement”), one on March 7, 2007 relating to the registration of 5,000,000 additional shares (Commission File No. 333-141112), one on May 13, 2009 relating to the registration of 7,500,000 additional shares (Commission File No. 333-159194), and one on March 9, 2011 relating to the registration of 4,500,000 additional shares (Commission File No. 333-172689).  The number of shares registered on the Original Registration Statement and the May 2005 Registration Statement have been adjusted to reflect our 2-for-5 reverse stock split effected on February 28, 2006.  This Registration Statement provides for the registration of an additional 7,604,822 shares of Common Stock authorized for issuance under the 2000 EIP.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 6th day of March, 2013.

PTC INC.

By:	/s/ James E. Heppelmann
James E. Heppelmann
Chief Executive Officer

Power of Attorney

We, the undersigned officers and directors of PTC Inc. hereby severally constitute Aaron C. von Staats, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
(i)	Principal Executive Officer:

	/s/ James E. Heppelmann James E. Heppelmann	Chief Executive Officer and Director	March 6, 2013

(ii)	Principal Financial and Accounting Officer:

	/s/ Jeffrey D. Glidden Jeffrey D. Glidden	Executive Vice President & Chief Financial Officer	March 6, 2013

	Signature	Title	Date
(iii)	Board of Directors:

	/s/ Donald K. Grierson Donald K. Grierson	Chairman of the Board of Directors	March 6, 2013

	/s/ Thomas F. Bogan Thomas F. Bogan	Director	March 6, 2013

	/s/ Paul A. Lacy Paul A. Lacy	Director	March 6, 2013

	/s/ Michael E. Porter Michael E. Porter	Director	March 6, 2013

	/s/ Robert P. Schechter	Director	March 6, 2013
Robert P. Schechter

	/s/ Renato Zambonini	Director	March 6, 2013
Renato Zambonini

Exhibit Index

Exhibit Number	Description

4.1(a)
Restated Articles of Organization of PTC Inc. (formerly Parametric Technology Corporation) adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 (File No. 0-18059) and incorporated herein by reference).

4.1(b)
Articles of Amendment to Restated Articles of Organization adopted February 9, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

4.1(c)
Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

4.1(d)
Articles of Amendment to Restated Articles of Organization adopted February 10, 2000 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (File No. 0-18059) and incorporated herein by reference).

4.1(e)
Certificate of Vote of Directors establishing Series A Junior Participating Preferred Stock (filed as Exhibit 3.1(e) to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.1(f)
Articles of Amendment to Restated Articles of Organization adopted February 28, 2006 (filed as Exhibit 3.1(f) to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006 (File No. 0-18059) and incorporated herein by reference).

4.1(g)
Articles of Amendment to Restated Articles of Organization adopted January 28, 2013 (filed as Exhibit 3.1(g) to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2013 (File No. 0-18059) and incorporated herein by reference).

4.2
By-Laws, as amended and restated, of PTC Inc. (formerly Parametric Technology Corporation) (filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009 (File No. 0-18059) and incorporated herein by reference).

5.1	Opinion of Edwards Wildman Palmer LLP as to the legality of the securities registered hereunder.

10.1*	2000 Equity Incentive Plan (filed as Exhibit 10.1 to our Current Report on Form 8-K dated March 6, 2013 (File No. 0-18059) and incorporated herein by reference).

23.1	Consent of Edwards Wildman Palmer LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained on the signature page hereto).

* Indicates a management contract or compensatory plan or arrangement in which an executive officer or director of PTC participates.